Exhibit 99.1

1 North Brentwood Boulevard	Phone: 314.854.8000
15th Floor	Fax: 314.854.8003
St. Louis, Missouri 63105
www.Belden.com

News Release

Belden Reports Second Quarter 2015 Results

St. Louis, Missouri – July 29, 2015 – Belden Inc. (NYSE: BDC), a global leader in high quality, end-to-end signal transmission solutions for mission-critical applications, today reported fiscal second quarter 2015 results for the period ended June 28, 2015.

Second Quarter 2015 Highlights

•	Generated revenues of $585.8 million;

•	Achieved record adjusted gross profit margins of 41.7%, increasing 470 basis points from 37.0% in the year-ago period;

•	Expanded adjusted EBITDA margins to a record 16.7%, increasing 190 basis points from 14.8% in the year-ago period;

•	Generated adjusted income from continuing operations per diluted share of $1.21, up 15.2% over last year’s $1.05; and

•	Reduced the expected range of full-year adjusted revenues to $2.360 – $2.390 billion, and adjusted income from continuing operations per diluted share to $4.70 – $4.90.

Second Quarter 2015

On a GAAP basis, revenues for the quarter totaled $585.8 million, down $15.1 million, or 2.5%, compared to $600.9 million in the second quarter 2014. Gross profit margin in the second quarter was 40.0%, increasing 600 basis points from 34.0% in the year-ago period. Operating profit margin in the second quarter was 7.5%, increasing 540 basis points from 2.1% in the year-ago period. Income from continuing operations per diluted share totaled $0.50, compared to $0.00 in the second quarter 2014.

Adjusted revenue for the quarter totaled $598.5 million, declining $6.5 million, or 1.1%, compared to $605.1 million in the second quarter 2014. Adjusted gross profit margin in the second quarter was a company record 41.7%, increasing 470 basis points from 37.0% in the year-ago period. Adjusted EBITDA margin in the second quarter was 16.7%, increasing 190 basis points from 14.8% in the year-ago period. Adjusted income from continuing operations per diluted share totaled $1.21, compared to $1.05 in the second quarter 2014, a year-over-year increase of 15.2%. Adjusted results are non-GAAP measures, and a non-GAAP reconciliation table is provided as an appendix to this release.

John Stroup, president and CEO of Belden Inc., said, “As we closed the first half of 2015, the demand environment varied significantly by platform, with strength from our Enterprise and Network Security platforms partially offsetting weakness in the Broadcast and Industrial platforms. While I’m disappointed with the results of our Broadcast segment, I’m pleased with the team’s execution. As a result, the company achieved record gross and EBITDA margins of 41.7% and 16.7% respectively, and earnings growth of more than 15% year over year.”

Belden Reports Second Quarter 2015 Results–

Outlook

“Although earnings growth and margin expansion are robust, we now expect a softer demand environment in several served markets. A strong U.S. dollar, the impact of lower energy prices, and a lackluster Chinese economy are impacting demand for our industrial segments. Furthermore, it’s now clear that our broadcast customers will defer capital spending on traditional infrastructure equipment as they navigate through a number of important industry transitions. As a result, we believe it’s prudent to adjust our revenue expectations for the remainder of the year and take swift action to align our cost structure and protect margins. We’re disappointed in this near-term outlook revision, yet we remain committed to executing our strategic plan and delivering long-term shareholder value,” said Stroup.

The Company expects third quarter 2015 adjusted revenues to be $580 – $600 million and adjusted income from continuing operations per diluted share to be $1.05 – $1.15. For the full year ending December 31, 2015, the Company now expects adjusted revenues to be $2.360 – $2.390 billion compared to the previously guided range of $2.450 - $2.500 billion. The expected range of adjusted income from continuing operations per diluted share is now $4.70 – $4.90 compared to the previously guided range of $5.28 - $5.48.

On a GAAP basis, the Company expects third quarter 2015 revenues to be $567 – $587 million and loss from continuing operations per diluted share to be ($0.16) – ($0.06). For the full year ending December 31, 2015, the Company now expects revenues to be $2.303 – $2.333 billion compared to the previously guided range of $2.388 – $2.438 billion. The expected range of income from continuing operations per diluted share is now $0.94 – $1.14 compared to the previously guided range of $2.37 – $2.57.

Earnings Conference Call

Management will host a conference call today at 10:30 am EDT to discuss results of the quarter and full-year. The listen-only audio of the conference call will be broadcast live via the Internet at http://investor.belden.com. The dial-in number for participants in the U.S. is 888-256-9157; the dial-in number for participants outside the U.S. is 913-312-0977. A replay of this conference call will remain accessible in the investor relations section of the Company’s website for a limited time.

BELDEN INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(Unaudited)

	Three Months Ended		Six Months Ended
	June 28, 2015	June 29, 2014	June 28, 2015	June 29, 2014
	(In thousands, except per share data)

Revenues	$585,755	$600,891	$1,132,712	$1,088,581
Cost of sales	(351,479)	(396,506)	(690,787)	(708,479)

Gross profit	234,276	204,385	441,925	380,102
Selling, general and administrative expenses	(127,927)	(145,902)	(268,743)	(240,750)
Research and development	(36,632)	(31,618)	(72,831)	(52,189)
Amortization of intangibles	(25,917)	(15,795)	(52,421)	(27,536)
Income from equity method investment	343	1,256	1,111	2,210

Operating income	44,143	12,326	49,041	61,837
Interest expense, net	(24,769)	(18,092)	(48,615)	(36,762)

Income (loss) from continuing operations before taxes	19,374	(5,766)	426	25,075
Income tax benefit	2,303	5,781	1,615	96

Income from continuing operations	21,677	15	2,041	25,171
Loss from disposal of discontinued operations, net of tax	(86)	—	(86)	(562)

Net income	$21,591	$15	$1,955	$24,609

Weighted average number of common shares and equivalents:
Basic	42,655	43,603	42,596	43,559
Diluted	43,233	44,292	43,224	44,293

Basic income (loss) per share:
Continuing operations	$0.51	$—	$0.05	$0.58
Discontinued operations	—	—	—	(0.01)

Net income	$0.51	$—	$0.05	$0.57

Diluted income (loss) per share:
Continuing operations	$0.50	$—	$0.05	$0.57
Discontinued operations	—	—	—	(0.01)

Net income	$0.50	$—	$0.05	$0.56

Comprehensive income	$19,562	$13,894	$13,839	$27,175

Dividends declared per share	$0.05	$0.05	$0.10	$0.10

BELDEN INC.

OPERATING SEGMENT INFORMATION

(Unaudited)

	Broadcast Solutions	Enterprise Connectivity Solutions	Industrial Connectivity Solutions	Industrial IT Solutions	Network Security Solutions	Total Segments
	(In thousands, except percentages)
For the three months ended June 28, 2015

Segment Revenues	$219,415	$117,335	$160,875	$61,270	$39,618	$598,513
Segment EBITDA	31,614	21,101	28,680	10,178	8,772	100,345
Segment EBITDA margin	14.4%	18.0%	17.8%	16.6%	22.1%	16.8%

Depreciation expense	4,373	2,947	2,869	584	919	11,692
Amortization of intangibles	12,889	135	807	1,479	10,607	25,917
Severance, restructuring, and acquisition integration costs	3,283	83	1,163	—	378	4,907
Deferred gross profit adjustments	(924)	—	—	—	14,364	13,440

For the three months ended June 29, 2014

Segment Revenues	$252,278	$121,272	$178,244	$53,260	$—	$605,054
Segment EBITDA	31,318	19,667	29,462	8,806	—	89,253
Segment EBITDA margin	12.4%	16.2%	16.5%	16.5%	n/a	14.8%

Depreciation expense	4,609	3,799	2,458	534	—	11,400
Amortization of intangibles	14,424	167	271	933	—	15,795
Severance, restructuring, and acquisition integration costs	27,524	1,821	8,144	719	—	38,208
Purchase accounting effects of acquisitions	7,148	147	250	618	—	8,163
Deferred gross profit adjustments	3,915	—	—	—	—	3,915

For the six months ended June 28, 2015

Segment Revenues	$433,001	$222,030	$313,847	$122,343	$76,743	$1,167,964
Segment EBITDA	60,846	34,982	52,853	21,265	18,673	188,619
Segment EBITDA margin	14.1%	15.8%	16.8%	17.4%	24.3%	16.1%

Depreciation expense	8,558	5,949	5,720	1,143	1,863	23,233
Amortization of intangibles	25,609	273	1,630	2,889	22,020	52,421
Severance, restructuring, and acquisition integration costs	14,821	640	2,936	(52)	1,045	19,390
Purchase accounting effects of acquisitions	—	—	267	—	9,155	9,422
Deferred gross profit adjustments	2,370	—	—	—	32,728	35,098

For the six months ended June 29, 2014

Segment Revenues	$418,763	$229,666	$337,562	$107,370	$—	$1,093,361
Segment EBITDA	57,489	33,842	53,144	18,394	—	162,869
Segment EBITDA margin	13.7%	14.7%	15.7%	17.1%	n/a	14.9%

Depreciation expense	7,490	7,499	4,842	1,066	—	20,897
Amortization of intangibles	24,943	335	536	1,722	—	27,536
Severance, restructuring, and acquisition integration costs	28,967	1,821	8,144	719	—	39,651
Purchase accounting effects of acquisitions	7,458	286	533	738	—	9,015
Deferred gross profit adjustments	4,365	—	—	—	—	4,365

BELDEN INC.

OPERATING SEGMENT RECONCILIATION TO CONSOLIDATED RESULTS

(Unaudited)

	Three Months Ended		Six Months Ended
	June 28, 2015	June 29, 2014	June 28, 2015	June 29, 2014
	(In thousands)

Total Segment Revenues	$598,513	$605,054	$1,167,964	$1,093,361
Deferred revenue adjustments	(12,758)	(4,163)	(35,252)	(4,780)

Consolidated Revenues	$585,755	$600,891	$1,132,712	$1,088,581

Total Segment EBITDA	$100,345	$89,253	$188,619	$162,869
Income from equity method investment	343	1,256	1,111	2,210
Eliminations	(589)	(702)	(1,125)	(1,778)

Consolidated Adjusted EBITDA (1)	100,099	89,807	188,605	163,301
Amortization of intangibles	(25,917)	(15,795)	(52,421)	(27,536)
Deferred gross profit adjustments	(13,440)	(3,915)	(35,098)	(4,365)
Severance, restructuring, and acquisition integration costs	(4,907)	(38,208)	(19,390)	(39,651)
Depreciation expense	(11,692)	(11,400)	(23,233)	(20,897)
Purchase accounting effects related to acquisitions	—	(8,163)	(9,422)	(9,015)

Consolidated operating income	44,143	12,326	49,041	61,837
Interest expense, net	(24,769)	(18,092)	(48,615)	(36,762)

Consolidated income (loss) from continuing operations before taxes	$19,374	$(5,766)	$426	$25,075

(1)	Consolidated Adjusted EBITDA is a non-GAAP measure. See Reconciliation of Non-GAAP Measures for additional information.

BELDEN INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 28, 2015	December 31, 2014
	(Unaudited)
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$208,419	$741,162
Receivables, net	412,251	379,777
Inventories, net	233,100	228,398
Deferred income taxes	21,188	22,157
Other current assets	72,388	42,656

Total current assets	947,346	1,414,150

Property, plant and equipment, less accumulated depreciation	319,455	316,385
Goodwill	1,418,031	943,374
Intangible assets, less accumulated amortization	713,484	461,292
Deferred income taxes	24,049	40,652
Other long-lived assets	80,278	86,974

	$3,502,643	$3,262,827

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$225,891	$272,439
Accrued liabilities	267,910	250,420
Current maturities of long-term debt	2,500	2,500

Total current liabilities	496,301	525,359

Long-term debt	1,918,695	1,765,422
Postretirement benefits	115,806	122,627
Deferred income taxes	115,060	10,824
Other long-term liabilities	36,275	31,409
Stockholders’ equity:
Common stock	503	503
Additional paid-in capital	598,264	595,389
Retained earnings	619,593	621,896
Accumulated other comprehensive loss	(34,147)	(46,031)
Treasury stock	(363,707)	(364,571)

Total stockholders’ equity	820,506	807,186

	$3,502,643	$3,262,827

BELDEN INC.

CONDENSED CONSOLIDATED CASH FLOW STATEMENTS

(Unaudited)

	Six Months Ended
	June 28, 2015	June 29, 2014
	(In thousands)
Cash flows from operating activities:
Net income	$1,955	$24,609
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	75,654	48,433
Share-based compensation	9,891	9,524
Income from equity method investment	(1,111)	(2,210)
Tax benefit related to share-based compensation	(5,288)	(4,894)
Changes in operating assets and liabilities, net of the effects of currency exchange rate changes and acquired businesses:
Receivables	(6,250)	(33,762)
Inventories	(11,837)	7,605
Accounts payable	(43,689)	(4,584)
Accrued liabilities	(4,363)	(32,271)
Accrued taxes	(10,214)	(13,226)
Other assets	(625)	7,212
Other liabilities	923	4,119

Net cash provided by operating activities	5,046	10,555

Cash flows from investing activities:
Cash used to acquire businesses, net of cash acquired	(695,345)	(311,467)
Capital expenditures	(27,224)	(20,963)
Payments related to the disposal of a business	—	(956)
Proceeds from disposal of tangible assets	80	13

Net cash used for investing activities	(722,489)	(333,373)

Cash flows from financing activities:
Borrowings under credit arrangements	200,000	200,000
Tax benefit related to share-based compensation	5,288	4,894
Payments under share repurchase program	—	(31,197)
Payments under borrowing arrangements	(625)	(625)
Debt issuance costs paid	(643)	(5,702)
Cash dividends paid	(4,235)	(4,358)
Proceeds (payments) from exercise of stock options, net of withholding tax payments	(11,439)	(7,741)

Net cash provided by financing activities	188,346	155,271

Effect of foreign currency exchange rate changes on cash and cash equivalents	(3,646)	(792)

Decrease in cash and cash equivalents	(532,743)	(168,339)
Cash and cash equivalents, beginning of period	741,162	613,304

Cash and cash equivalents, end of period	$208,419	$444,965

BELDEN INC.

RECONCILIATION OF NON-GAAP MEASURES

(Unaudited)

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States, we provide non-GAAP operating results adjusted for certain items, including: asset impairments; accelerated depreciation expense due to plant consolidation activities; purchase accounting effects related to acquisitions, such as the adjustment of acquired inventory and deferred revenue to fair value and transaction costs; revenue and cost of sales deferrals for certain acquired product lines subject to software revenue recognition accounting requirements; severance, restructuring, and acquisition integration costs; gains (losses) recognized on the disposal of businesses and tangible assets; amortization of intangible assets; gains (losses) on debt extinguishment; discontinued operations; and other costs. We utilize the adjusted results to review our ongoing operations without the effect of these adjustments and for comparison to budgeted operating results. We believe the adjusted results are useful to investors because they help them compare our results to previous periods and provide important insights into underlying trends in the business and how management oversees our business operations on a day-to-day basis. Adjusted results should be considered only in conjunction with results reported according to accounting principles generally accepted in the United States.

	Three Months Ended		Six Months Ended
	June 28, 2015	June 29, 2014	June 28, 2015	June 29, 2014
	(In thousands, except percentages and per share amounts)

GAAP revenues	$585,755	$600,891	$1,132,712	$1,088,581
Deferred revenue adjustments	12,758	4,163	35,252	4,780

Adjusted revenues	$598,513	$605,054	$1,167,964	$1,093,361

GAAP gross profit	$234,276	$204,385	$441,925	$380,102
Severance, restructuring, and integration costs	1,783	8,035	3,174	7,986
Purchase accounting effects related to acquisitions	—	7,442	267	7,442
Deferred gross profit adjustments	13,440	3,915	35,098	4,365
Accelerated depreciation	25	—	100	—

Adjusted gross profit	$249,524	$223,777	$480,564	$399,895

GAAP gross profit margin	40.0%	34.0%	39.0%	34.9%
Adjusted gross profit margin	41.7%	37.0%	41.1%	36.6%

GAAP operating income	$44,143	$12,326	$49,041	$61,837
Severance, restructuring, and integration costs	4,907	38,208	19,390	39,651
Amortization of intangible assets	25,917	15,795	52,421	27,536
Purchase accounting effects related to acquisitions	—	8,163	9,422	9,015
Deferred gross profit adjustments	13,440	3,915	35,098	4,365
Accelerated depreciation	42	—	182	—

Total operating income adjustments	44,306	66,081	116,513	80,567

Depreciation expense	11,650	11,400	23,051	20,897

Adjusted EBITDA	$100,099	$89,807	$188,605	$163,301

GAAP operating income margin	7.5%	2.1%	4.3%	5.7%
Adjusted EBITDA margin	16.7%	14.8%	16.1%	14.9%

GAAP income from continuing operations	$21,677	$15	$2,041	$25,171
Operating income adjustments from above	44,306	66,081	116,513	80,567
Tax effect of adjustments	(13,768)	(19,635)	(23,077)	(23,855)

Adjusted income from continuing operations	$52,215	$46,461	$95,477	$81,883

GAAP income from continuing operations per diluted share	$0.50	$—	$0.05	$0.57
Adjusted income from continuing operations per diluted share	$1.21	$1.05	$2.21	$1.85

GAAP and Adjusted diluted weighted average shares	43,233	44,292	43,224	44,293

BELDEN INC.

RECONCILIATION OF NON-GAAP MEASURES

(Unaudited)

We define free cash flow, which is a non-GAAP financial measure, as net cash provided by operating activities adjusted for capital expenditures net of the proceeds from the disposal of tangible assets, and cash payments for severance and other costs for the integration of our 2014 acquisition of Grass Valley. We believe free cash flow provides useful information to investors regarding our ability to generate cash from business operations that is available for acquisitions and other investments, service of debt principal, dividends and share repurchases. We use free cash flow, as defined, as one financial measure to monitor and evaluate performance and liquidity. Non-GAAP financial measures should be considered only in conjunction with financial measures reported according to accounting principles generally accepted in the United States. Our definition of free cash flow may differ from definitions used by other companies.

	Three Months Ended		Six Months Ended
	June 28, 2015	June 29, 2014	June 28, 2015	June 29, 2014
	(In thousands)
GAAP net cash provided by operating activities	$53,251	$30,970	$5,046	$10,555
Capital expenditures, net of proceeds from the disposal of tangible assets	(11,694)	(10,606)	(27,144)	(20,950)
Cash paid for severance and other costs for the integration of our acquisition of Grass Valley	—	12,768	—	12,768

Non-GAAP free cash flow	$41,557	$33,132	$(22,098)	$2,373

BELDEN INC.

RECONCILIATION OF NON-GAAP MEASURES

2015 REVENUES AND EARNINGS GUIDANCE

	Year Ended December 31, 2015	Three Months Ended September 27, 2015
Adjusted revenues	$2.360 - $2.390 billion	$580 - $600 million
Deferred revenue adjustments	($57 million)	($13 million)

GAAP revenues	$2.303 - $2.333 billion	$567 - $587 million

Adjusted income from continuing operations per diluted share	$4.70 - $4.90	$1.05 - $1.15
Amortization of intangible assets	($1.82)	($0.50)
Deferred gross profit adjustments	($0.97)	($0.24)
Severance, restructuring, and acquisition integration costs	($0.81)	($0.47)
Purchase accounting effects of acquisitions	($0.16)	$0.00

GAAP income (loss) from continuing operations per diluted share	$0.94 - $1.14	($0.16 - $0.06)

Our guidance for revenues and income from continuing operations per diluted share is based upon the extent of information currently available regarding events and conditions that will impact our future operating results for 2015. Our actual results are likely to be impacted by other additional events for which information is not available, such as asset impairments, purchase accounting effects related to acquisitions, severance and other restructuring costs, gains (losses) recognized on the disposal of tangible assets, gains (losses) on debt extinguishment, discontinued operations, and other gains (losses) related to events or conditions that are not yet known.

Belden Reports Second Quarter 2015 Results

Use of Non-GAAP Financial Information

Adjusted results are non-GAAP measures that reflect certain adjustments the Company makes to provide insight into operating results. All GAAP to non-GAAP reconciliations accompany the consolidated financial statements included in this release and have been published to the investor relations section of the Company’s Web site at http://investor.belden.com.

Forward-Looking Statements

This release contains forward-looking statements including our expectations for the third quarter and full-year 2015. Forward-looking statements also include any other statements regarding future financial performance (including revenues, expenses, earnings, margins, cash flows, dividends, capital expenditures and financial condition), plans and objectives, and related assumptions. Forward-looking statements reflect management’s current beliefs and expectations and are not guarantees of future performance. Actual results may differ materially from those suggested by any forward-looking statements for a number of reasons, including: the impact of a challenging global economy or a downturn in served markets; the cost and availability of raw materials including copper, plastic compounds, electronic components, and other materials; the competitiveness of the global broadcast, enterprise, and industrial markets; disruption of, or changes in, the Company’s key distribution channels; volatility in credit and foreign exchange markets; the inability to successfully complete and integrate acquisitions in furtherance of the Company’s strategic plan; the inability to execute and realize the expected benefits from strategic initiatives (including revenue growth, cost control, and productivity improvement programs); political and economic uncertainties in the countries where the Company conducts business, including emerging markets; the inability of the Company to develop and introduce new products and competitive responses to our products; assertions that the Company violates the intellectual property of others and the ownership of intellectual property by competitors and others that prevents the use of that intellectual property by the Company; variability in the Company’s quarterly and annual effective tax rates; the impairment of goodwill and other intangible assets and the resulting impact on financial performance; the impact of regulatory requirements and other legal compliance issues; disruptions in the Company’s information systems including due to cyber-attacks; perceived or actual product failures; risks related to the use of open source software; disruptions and increased costs attendant to collective bargaining groups and other labor matters; and other factors.

For a more complete discussion of risk factors, please see our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on February 23, 2015. Belden disclaims any duty to update any forward looking statements as a result of new information, future developments, or otherwise, except as required by law.

Belden Reports Second Quarter 2015 Results

About Belden

Belden Inc. delivers a comprehensive product portfolio designed to meet the mission-critical network infrastructure needs of industrial, enterprise and broadcast markets. With innovative solutions targeted at reliable and secure transmission of rapidly growing amounts of data, audio and video needed for today’s applications, Belden is at the center of the global transformation to a connected world. Founded in 1902, the company is headquartered in St. Louis and has manufacturing capabilities in North and South America, Europe and Asia. For more information, visit us at www.belden.com or follow us on Twitter @BeldenInc.

Contact:

Belden Investor Relations

314-854-8054

Investor.Relations@Belden.com

BDC-E